                    CONSULTING AND NON-COMPETITION AGREEMENT

        CONSULTING AND NON-COMPETITION AGREEMENT made and entered into as of this day of April 8, 1997 (the "Consulting Agreement"), by and between PROFLIGHT MEDICAL RESPONSE, INC., a corporation organized under the laws of the state of Colorado, with its principal offices at 12420 E. Control Tower Road, Englewood, Colorado 80122 (the "Company") and LOUIS R. CAPECE,
JR., residing at 10845 Bayshore Drive, Windermere, Florida 34786 (the "Consultant").

        WHEREAS, the Company is engaged in air ambulance transport services ("the Business"); and

        WHEREAS, the Company is desirous of engaging the Consultant on the terms and conditions hereinafter set forth; and

        WHEREAS, the Consultant is desirous and willing to provide such services as hereinafter set forth.

        NOW, THEREFORE, the Company and Consultant, each intending to be legally bound hereby agree as follows:

        1.  ENGAGEMENT.

        The Company agrees to engage Consultant and Consultant agrees to provide consulting services to the Company as set forth in Section 3 hereof.

        2.  TERM.

        The term of this Consulting Agreement shall commence on the closing date of the Company's initial public offering (the "Commencement Date") and shall continue until the third anniversary of the Commencement Date unless this
Consulting  Agreement  is  terminated  sooner  as  hereinafter  provided.   This
Consulting Agreement may be canceled by either party after the first year upon sixty (60) days prior notice.

        3.  EXTENT OF SERVICES.

        During the term, the Consultant shall be required to devote a minimum of 100 hours per month to the performance of Consulting services hereunder concerning Company management. Nothing in this Consulting Agreement shall preclude the consultant from devoting time to managing his personal investments, provided that such investments are not in competition with the business of the Company and that such activities do not unreasonably interfere with the performance of his duties hereunder.

        4.     COMPENSATION.

        The Consultant shall be paid an annual consulting fee of Fifty Two Thousand Dollars ($52,000) payable in 26 equal payments commencing two (2) weeks from the Commencement Date.

        5.     REIMBURSEMENT OF EXPENSES.

        The Corporation shall reimburse the Consultant for all reasonable expenses that Consultant shall incur on behalf of the Company in performing services under this Consulting Agreement provided that said expenses are approved by the Company beforehand and the Consultant submits receipts in form reasonably satisfactory to the Company.

        6.     LIFE INSURANCE.

        The Corporation, in its discretion, may apply for and procure as owner and for its own benefit insurance on the life of the Consultant, in such amounts and in such form or forms as the Corporation may choose.

        7.     COVENANT NOT TO COMPETE.

        Consultant hereby acknowledges and recognizes the highly competitive and confidential nature of the Company's business, and for the consideration stated above, accordingly agrees that he will not for a period of five years following the Commencement date, directly or indirectly:

               (a) engage in any capacity in any business endeavor which has among its purposes and/or endeavors air ambulance services within 100 miles of any geographical area, city and/or state in which the Company's services have been provided within the last year;

               (b) induce employees of the Company, or any of its respective subsidiaries, to terminate their employment or to engage in any activities hereby prohibited to the Consultant;

               (c) contact, communicate or solicit any customer list, customer lead, mail, printed material or other information of the Company with any other party;

               (d) discuss any activities, methods of operation, finances, confidential practices and private business information of the Company with any other party, except as necessary and reasonable to the performance of the Consultant's duties in the ordinary course of his business.

        It is expressly understood and agreed that although Consultant and the Company consider the covenant not to compete to be reasonable, if a final judicial determination is made by a Court having jurisdiction as to the restrictions agreed to by the parties hereto, the provisions of such restriction clauses by this Consulting Agreement shall not be rendered void, but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such Court may judicially determine or indicate to be reasonable.

        Consultant further represents that he is capable of making a living in areas other than the air ambulance business engaged in by the Company, and that the non-competition and restrictive covenants contained herein will not in the least manner impair or interfere with Consultant's ability to earn a living.

        Notwithstanding the foregoing, in the event the Company is in material default of this Consulting Agreement, the provisions of this Section 7 shall be deemed null and void.

        8.  CONFIDENTIALITY.

        The Consultant acknowledges that the Company's trade secrets, private or secret processes as they may exist from time to time, and confidential information concerning their services, development, all technical information, procurement and sales activities and procedures, promotion and pricing techniques and credit and financial data concerning customers and other trade secrets are valuable, special and unique assets of the Company and its subsidiaries, access to and knowledge of which are essential to the performance of the Consultant's duties hereunder. In light of the highly competitive nature of the industry in which the Company and its subsidiaries' business is conducted, the Consultant further agrees that all knowledge and information described in the preceding sentence not in the public domain and heretofore or in the future obtained by him as a result his consulting duties with the Company or its subsidiaries shall be considered confidential information. In recognition of this fact, the Consultant agrees that he will not, during or for five (5) years after the Term, disclose any such secrets, processes or information to any person or entity for any reason or purpose whatsoever, except as is necessary in the performance of his duties as a consultant of the Company or its subsidiaries and then only upon a written confidentiality agreement in such form and content as requested by the Company from time to time; nor shall the Consultant make use of any such secrets, processes or information (other than information in the public domain) for his own purposes or for the benefits of any person or other entity (except the Company and its subsidiaries) under any circumstances during or for five (5) years after the Term.

        9.     COMPANY'S RIGHT TO APPROVE TRANSACTIONS.

        The Company expressly retains the right to approve, in its sole discretion, each and every transaction introduced by Consultant that involves the Company as a party to any agreement. The Consultant and the Company mutually agree that Consultant is not authorized to enter into any agreements on behalf of the Company.

        10.    CONSULTANT NOT AN AGENT OR EMPLOYEE.

        The Consultant's obligations under this Consulting Agreement consist solely of the services described herein. In no event shall the Consultant be considered to be acting as an employee or agent of the Company or otherwise representing or binding the Company. For the purposes of this Consulting Agreement, Consultant is an independent contractor. All final decisions with respect to acts of the Company or its affiliates, whether or not made pursuant to or in reliance on information or advice furnished by the Consultant hereunder, shall be those of the Company or such affiliates and Consultant shall, under no circumstances, be liable for any expenses incurred or losses suffered by the Company as a consequence of such actions. Consultant agrees that all of his work product relating to the services to be rendered pursuant to this Consulting Agreement, shall become the exclusive property of the Company.

        11.    TERMINATION.

        Notwithstanding   anything  herein  to  the  contrary,  this  Consulting
Agreement shall automatically terminate upon the death of the Consultant.

        12.  ARBITRATION.

        Any and all disputes between the Consultant and the Company arising under this Consulting Agreement, shall be submitted to binding, expedited arbitration in Denver, Colorado under the then prevailing rules of the American Arbitration Association.

        13.  ASSIGNMENT.

        This Consulting Agreement shall not be assignable by the Consultant. This Consulting Agreement is assignable by the Company and/or any of its subsidiaries to any successor in interest of the Company or any of its subsidiaries, provided any such assignment shall not result in a material change in the ability of the assignee to perform the assignor's obligations hereunder.

        14.  NOTICES.

        All notices, requests, demands and communications under or in respect hereof shall be deemed to have been duly given and made if in writing (including fax) if delivered by hand or by pre-paid registered or certified mail to the party concerned at its address appearing below or sent by fax to the number and with a copy as indicated below. Service shall be deemed to be effective: so far as delivery by hand is concerned when handed to the recipient or left at the recipient's address; by post two days after posting; by fax on the same day as dispatch and receipt is confirmed. The said addresses and fax numbers are as follows:

                              If to the Consultant:

                              Louis R. Capece, Jr.
                              10845 Bayshore Drive
                              Windermere, FL 34786
                              Tel: (407) 876-9307
                              Fax: (407) 876-9307

                              If to the Company:
                              Proflight, Inc.
                              12420 E Control Tower Road
                              Englewood, Colorado 80112
                              Attention: Kevin L. Burkhardt
                              Tel: 800-949-5387
                              Fax: 303-799-1367

        15.  COMPLETE AGREEMENT; AMENDMENTS.

        This Consulting Agreement contains the full and complete understanding of the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith. No amendment or modification of this Consulting Agreement shall be valid unless made pursuant to an instrument signed by the Company and the Consultant.

        16.  GOVERNING LAW.

        This Consulting Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

        17.  SEVERABILITY.

        If any one or more of the terms, provisions, covenants or restrictions of this Consulting Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Consulting Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If any one or more of the provisions contained in this Consulting Agreement shall for any reason be determined by a court of competent jurisdiction to be excessively broad or vague as to duration, geographical scope, activity or subject or otherwise, this Consulting Agreement shall be construed by limiting, reducing or defining it, so as to be enforceable to the fullest extent compatible with then applicable law.

        18.  HEADINGS.

        The descriptive headings of the several Paragraphs of this Consulting Agreement are inserted for convenience only and do not constitute a part of this Consulting Agreement.

        19.  WAIVER OF BREACH.

        The waiver by the Company or the Consultant of a breach of any provision of this Consulting Agreement by the Company or the Consultant shall not operate or be construed as a waiver of any subsequent breach by the Company or the Consultant.

        20.  COUNTERPARTS.

        This Consultant Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which shall constitute one and the same agreement.

        IN WITNESS WHEREOF the parties hereto have duly executed this Consulting Agreement as of the day and year first above written.

                                    Proflight Medical Response, Inc.

                                    By /s/ Kevin L. Burkhardt
                                       ______________________________
                                       Kevin L. Burkhardt, President

                                    By /s/ Louis R. Capece, Jr.
                                       _______________________________
                                       Louis R. Capece, Jr., Consultant